Exhibit 99.1

        VMSI Reports First Quarter Results; Raises Guidance for the Year


    TUCSON, Ariz.--(BUSINESS WIRE)--April 16, 2004--Ventana Medical Systems, Inc. (Nasdaq:VMSI), today reported sales of $36.5 million for the quarter ending March 31, 2004, a 25% increase over the first quarter of 2003. Net income for the first quarter was $2.6 million, compared with $1.4 million for the same period in 2003. First quarter diluted earnings per share were $0.15, versus $0.09 in 2003.
    "We are pleased with our Company's robust start to 2004," said Christopher Gleeson, President and Chief Executive Officer. "We launched our new BenchMark LT on schedule in February to compliment our higher-volume BenchMark XT, and both systems enjoyed solid placement results in the period. Placement growth, together with an expansion in testing volumes, drove continued consumable revenue performance in the quarter."

    FIRST-QUARTER 2004

    Good consumable sales performance resulted in a strong top-line result for the quarter. Gross margin was 73.5% in the quarter, versus 71% in the comparable quarter, reflecting the on-going shift in revenue mix to consumables, volume-based manufacturing efficiencies, and pricing. R&D investment was $5.2 million, up 20% from the 2003 first quarter. This increase was driven primarily by the Company's aggressive new platform and reagent chemistry development programs.
    Ventana generated $7.3 million in cash flow from operations for the quarter. Day's sales outstanding and day's sales in inventory were 55 and 98, respectively, versus 65 and 129, respectively, for the same period in 2003. The Company repurchased $9.2 million or 227,600 shares in the quarter ended March 31, 2004.

    CALENDAR YEAR 2004

    The Company is raising its previous 2004 guidance, advising it now expects 2004 revenues and diluted earnings per share to be within a range of $156 million to $159 million and $1.10 to $1.13, respectively, versus its previously stated estimates of $154.6 million to $157.1 million and $1.05 to $1.10.

    CONFERENCE CALL

    Ventana will hold a conference call to discuss first-quarter 2004 results and the outlook for the rest of the year at 10:00 a.m. EST on Friday, April 16, 2004. The call can be accessed live and will be available for replay over the Internet via www.viavid.net.

    Ventana develops, manufactures and markets instrument/reagent systems that automate slide preparation and staining in clinical histology and drug discovery laboratories worldwide. Ventana's clinical systems are important tools used in the diagnosis and treatment of cancer and infectious diseases. Ventana's drug discovery systems are used to accelerate the discovery of new drug targets and evaluate the safety of new drug compounds.

    The news release contains certain forward-looking statements within the meaning of the Federal Securities laws. These forward-looking statements include, but are not limited to, statements regarding our ability to grow sales, future income, and general financial performance expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ, perhaps materially, from those anticipated or suggested by such forward-looking statements. These risks and uncertainties include without limitations risks associated with market acceptance of new automated histology products, continued success in asset management, continued improvements in our manufacturing efficiencies, on-schedule launches of our new products, currency exchange rate variability, competition and competitive pressures on pricing, general economic conditions in the United States and in the regions served by Ventana, and those risk factors contained in our periodic reports including Form 10-K for the year ended December 31, 2003, and all other Securities and Exchange Commission
(SEC) filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. We undertake no obligation following the date of this release to update or revise our forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date such statements are made. We cannot guarantee any future operating results, activity, performance, or achievement.

    Visit the Ventana Medical Systems, Inc. website at www.ventanamed.com
    The Molecular Discovery Systems Division has its own website at www.ventanadiscovery.com

    Financial Tables Follow




                     Ventana Medical Systems, Inc.
                 Condensed Consolidated Balance Sheets
                   (in thousands except share data)

                                               March 31,  December 31,
ASSETS                                           2004        2003
                                              ---------- -------------
Current assets:
   Cash and cash equivalents                  $  11,791  $     19,711
   Short-term investments                        25,059        19,974
   Trade accounts receivable, net                24,714        27,398
   Inventories                                   10,824        10,483
   Prepaid expenses                                 924           594
   Deferred tax assets                            3,183         3,200
   Other current assets                           1,212           967
                                              ----------  ------------
Total current assets                             77,707        82,327
Property and equipment, net                      43,941        42,516
Goodwill                                          2,804         2,804
Intangible assets, net                            3,937         3,982
Other assets                                      4,050         3,983
Deferred tax assets, net of current portion       5,602         5,602
                                              ---------- -------------
Total assets                                  $ 138,041  $    141,214
                                              ========== =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                           $  13,222  $     10,081
   Other current liabilities                     14,290        16,304
                                              ---------- -------------
Total current liabilities                        27,512        26,385
Long term debt                                    2,339         2,453
Commitments and Contingencies
Stockholders' equity:
   Common stock - $.001 par value; 50,000
    shares authorized;  17,102 and 16,709
    shares issued and outstanding at
    March 31, 2004 and December 31, 2003,
    respectively                                     17            17
   Additional paid-in capital                   157,170       154,395
   Accumulated deficit                          (32,546)      (35,149)
   Accumulated other comprehensive loss            (507)         (171)
   Treasury stock -  478 shares and 250
    shares at cost at March 31, 2004 and
    at December 31, 2003, respectively          (15,944)       (6,716)
                                              ---------- -------------
Total stockholders' equity                      108,190       112,376
                                              ---------- -------------
Total liabilities and stockholders' equity    $ 138,041  $    141,214
                                              ========== =============


                     Ventana Medical Systems, Inc.
            Condensed Consolidated Statements of Operations
                 (in thousands except per share data)


                                                       Three Months
                                                          Ended
                                                         March 31,
                                                       2004     2003
                                                     -------- --------
Sales:
  Reagents and other                                 $31,036  $23,176
  Instruments                                          5,474    6,084
                                                     -------- --------
    Total net sales                                   36,510   29,260
Cost of goods sold                                     9,692    8,497
                                                     -------- --------
Gross profit                                          26,818   20,763
Operating expenses:
  Research and development                             5,150    4,295
  Selling, general and administrative                 18,253   14,693
  Amortization of intangible assets                      289      457
                                                     -------- --------
Income from operations                                 3,126    1,318
Interest and other income                                 50      168
                                                     -------- --------
Income before taxes                                    3,176    1,486
Provision for income taxes                              (573)     (67)
                                                     -------- --------
Net income                                           $ 2,603  $ 1,419
                                                     ======== ========
Earnings per common share:
          --Basic                                    $  0.16  $  0.09
                                                     ======== ========
          --Diluted                                  $  0.15  $  0.09
                                                     ======== ========
Shares used in computing per common share:
          --Basic                                     16,786   16,362
                                                     ======== ========
          --Diluted                                   17,862   16,655
                                                     ======== ========


                     Ventana Medical Systems, Inc.
            Condensed Consolidated Statements of Cash Flows
                            (in thousands)
                              (Unaudited)

                                                Three Months Ended
                                                     March 31,
                                                2004          2003
                                            -------------  -----------
Operating activities:
Net income                                  $      2,603   $    1,419
Adjustments to reconcile net income to cash
   provided by operating activities:
   Depreciation and amortization                   2,006        2,276
   Changes in operating assets and
    liabilities                                    2,699         (702)
                                            -------------  -----------
Net cash provided by operating activities          7,308        2,993

Investing activities:
Purchase of property and equipment                (2,996)        (976)
Purchase of intangible assets                       (244)         (64)
Purchase of short-term investments, net           (5,085)           -
                                            -------------  -----------
Net cash used in investing activities             (8,325)      (1,040)

Financing activities:
Issuance of common stock                           2,775        1,043
Repayments of debt                                  (114)         (18)
Repurchase of common stock for treasury           (9,228)        (750)
                                            -------------  -----------
Net cash (used in) provided by financing
 activities                                       (6,567)         275
Effect of exchange rate change on cash              (336)         (26)
                                            -------------  -----------
Net (decrease) increase in cash and cash
 equivalents                                      (7,920)       2,202
Cash and cash equivalents, beginning of
 period                                           19,711       18,708
                                            -------------  -----------
Cash and cash equivalents, end of period    $     11,791   $   20,910
                                            =============  ===========


    CONTACT: Ventana Medical Systems, Inc.
             Christopher M. Gleeson, 520-229-3787
              or
             Nick Malden, 520-229-3857